ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of June 30, 2014 (the “Effective Date”) by and between SenTen Inc., a Delaware corporation (“Assignor”) and BRAC Global Automotive, Inc., a Nevada corporation (“Assignee”).

RECITALS

WHEREAS, Assignor, as a successor in interest to StarPoint USA, Inc., is a party to GP Factory Direct Representative Agreement (the “GP Factory Rep Agreement”) which was entered by and between StarPoint USA, Inc. and GP GreenPower Industries, Inc., as of September 12, 2013, and the Assignor agrees to sell, transfer and convey to the Assignee the trade name “StarPoint USA” and the GP Factory Rep Agreement and any and all rights, title, interests and obligations therein  pursuant to Section 10.8 of the GP Factory Rep Agreement; and

WHEREAS, Assignee desires to acquire from the Assignor the trade name “StarPoint USA” and GP Factory Rep Agreement and any and all rights, title and interests therein and agrees to assume the GP Factory Rep Agreement and to fulfill and carry out the obligations of the Assignor therein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agrees as follows:

1. Assignment and Assumption.  Assignor hereby agrees to bargain, sell, transfer, convey, assign and deliver, free and clear of all liens, claims, demands, debts or other obligations, to Assignee, its successors and assigns, the trade name “StarPoint USA” and the GP Factory Rep Agreement and any and all of Assignor’s right, title, and interest in, and obligations and undertakings arising thereunder.  Assignee hereby agrees to accept such bargain, sale, transfer, conveyance, assignment and delivery of the trade name “StarPoint USA” and the GP Factory Rep Agreement and any and all rights, title and interest therein and to assume all of Assignor’s obligations and undertakings under the GP Factory Rep Agreement.  This assignment and assumption shall become effective, the subject assets transferred from the Assignor to the Assignee, and the transaction will have fully consummated as of the Effective Date of this Agreement.  Following the assignment, all rights, title, and interest in the trade name “StarPoint USA” and GP Factory Rep Agreement shall fully and exclusively vest in the Assignee, and Assignor shall completely quit claim to the same.

2. Further Assurances.  Each party hereto does hereby agree, from and after the date hereof upon the reasonable request of the other party hereto, to execute such other documents and instruments and to take such further actions as such other party reasonably may require in order to obtain the full benefit of this Agreement and such party’s obligations hereunder.

3. Consideration.  As its sole consideration for bargain, sale, transfer, conveyance, assignment, and delivery of the trade name “StarPoint USA” and GP Factory Rep Agreement and any and all of Assignor’s right, title, and interest in the trade name “StarPoint USA” and GP Factory Rep Agreement, Assignee agrees to assume any and all of Assignor’s obligations and undertakings under the trade name “StarPoint USA” and GP Factory Rep Agreement arising from the Effective Date hereof and to allocate Ten Thousand (10,000) shares of Preferred Class B stocks of BRAC Global Automotive, Inc. (the “Shares”) for the benefit of the Assignor, and to issue and deliver the said Shares to the Assignor as soon as practicable, but not later than by the end of business day December 31, 2014.

4.           Choice of Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Nevada, without regard to its conflicts or choice of law provisions.

5.           Counterparts.  This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ASSIGNOR:

SENTEN, INC.

a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

BRAC GLOBAL AUTOMOTIVE, INC.
a Nevada corporation

By:
Name:
Title:

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